HEI Exhibit 99

June 10, 2015

Contacts:	Clifford H. Chen	Telephone: (808) 543-7300
	Manager, Investor Relations & Strategic Planning	E-mail: ir@hei.com

	A.J. Halagao	Telephone: (808) 543-5889
	Manager, Corporate & Community Advancement	E-mail: info@hei.com

Hawaiian Electric Industries Shareholders Approve Merger with NextEra Energy

Approval represents another important milestone in achieving a more affordable clean energy future for Hawaii

Approximately 90 percent of shares voted were in favor of the proposed merger

HONOLULU - June 10, 2015 - Hawaiian Electric Industries, Inc. (NYSE: HE) (HEI) today announced that HEI shareholders have approved the merger agreement with NextEra Energy, Inc. (NYSE:NEE) announced Dec. 3, 2014.

“We’re extremely pleased that our shareholders, many of whom are Hawaiian Electric, Maui Electric and Hawaii Electric Light customers, have shown their strong support for this historic partnership by approving the proposed merger,” said Jeff Watanabe, HEI’s chairman of the board. “The approval marks another significant milestone in our efforts to accelerate Hawaii’s clean energy transformation by bringing the expertise and resources of NextEra Energy to our state to achieve even higher levels of renewables and lower energy costs for our customers.”

Of the shares voted, approximately 90 percent were in favor of the merger. Achieving this level of shareholder support is a significant accomplishment because, while publicly held companies commonly may proceed with a merger with the affirmative vote of a majority of their outstanding shares, HEI is required under Hawaii law to obtain supermajority approval from 75 percent of its outstanding shares. Hawaii is the only state with such a high approval requirement for a merger.

The merger will bring together two industry leaders in clean and renewable energy. Hawaiian Electric has put Hawaii on the leading edge of clean energy nationally, successfully integrating rooftop solar with 12 percent of its residential customers and helping meet 21 percent of customer electricity needs from renewable energy resources. NextEra Energy has developed, built and operates one of the nation’s most modern grid networks and is the world’s largest producer of renewable energy from the wind and sun. NextEra Energy supports and will help accelerate Hawaiian Electric’s plans to lower electric bills, triple distributed solar - including rooftop solar - and achieve a 65 percent renewable portfolio standard (RPS) by 2030. This week Gov. David Ige signed a bill into law that set a goal of 70 percent RPS by 2040 and 100 percent RPS by 2045 for the state-goals which Hawaiian Electric and NextEra Energy have each stated they fully support.

“We’re confident that this merger will help us more quickly achieve the affordable clean energy future we all want for Hawaii,” said Connie Lau, HEI’s president and chief executive officer and chairman of the boards of Hawaiian Electric and American Savings Bank. “We’re proud to support a measure recently passed by the legislature and signed by our governor making Hawaii the first state in the nation to adopt a 100 percent

Hawaiian Electric Industries, Inc.
May 6, 2015

renewable energy portfolio standard. Partnering with NextEra Energy will strengthen and accelerate our ability to reach our state’s ambitious goals.”

The merger with NextEra Energy is expected to provide Hawaiian Electric with the added resources and access to expertise to accelerate Hawaii’s clean energy transformation, while delivering substantial customer benefits, including lower costs. Subject to approval by the Hawaii Public Utilities Commission (PUC), the companies have committed to approximately $60 million in customer savings over four years and to not request an increase in the general base electricity rate for at least four years post-transaction close. Following completion of the transaction, Hawaiian Electric will continue to operate under its current name, be locally managed, and remain headquartered in Honolulu. HEI is one of Hawaii’s most charitable companies and NextEra Energy will continue HEI’s overall current level of corporate giving in Hawaii.

While the Federal Energy Regulatory Commission (FERC) has approved the proposed merger, the transaction remains subject to other regulatory approvals including approval by the PUC, other customary closing conditions and the spinoff of American Savings Bank, a subsidiary of HEI and one of Hawaii’s largest full-service financial institutions. Following the spinoff, American Savings Bank will remain based in Hawaii as an independent public company, and continue to provide a full range of financial products and services, including business and consumer banking, insurance and investments, corporate banking and commercial real estate lending.

“The spinoff of American Savings Bank as a condition to completing the merger enables shareholders to continue to own American Savings Bank and to participate in the bank’s upside potential as an independent public company,” said Connie Lau. “Our ability to spin off American Savings Bank reflects the strength of the bank’s business, its strong market position and its talented team of employees.”

Hawaiian Electric Industries, Inc.

HEI supplies power to approximately 450,000 customers, or 95 percent, of Hawaii's population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii's largest financial institutions.

NextEra Energy, Inc.

NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.0 billion, approximately 44,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 13,800 employees in 27 states and Canada as of year-end 2014. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked in the top 10 worldwide for innovativeness and community responsibility as part of Fortune’s 2015 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

Hawaiian Electric Industries, Inc.
May 6, 2015

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.